JANUS INTERNATIONAL GROUP REPORTS RECORD THIRD QUARTER 2023 FINANCIAL RESULTS

Delivered 6.7% Organic Revenue Growth

Net Income Grew 14.2% to $37.0 Million, and EPS of $0.25 Per Diluted Share, with Adjusted EPS of $0.27

Achieved a 20.4% Year-over-Year Increase in Adjusted EBITDA to $76.2 Million

Realized Trailing Twelve-month Free Cash Flow Conversion of 117% of Adjusted Net Income

Raised Full-year 2023 Revenue and Adjusted EBITDA Guidance

TEMPLE, GA, November 6, 2023 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Revenues of $280.1 million, a 6.7% increase compared to $262.5 million for the third quarter of 2022, driven by strong performance in New Construction up 40.3%

•Net income of $37.0 million, or $0.25 per diluted share, a 14.2% increase compared to $32.4 million, or $0.22 per diluted share in the third quarter of 2022.

•Adjusted Net Income (defined as Net Income plus the corresponding after-tax adjustments shown in the Adjusted Net Income reconciliation tables below) of $39.0 million, up 20.3% compared to $32.4 million in the third quarter of 2022. Adjusted Net Income per diluted share of $0.27, a 22.7% increase compared to $0.22 per diluted share in the prior year quarter.

•Adjusted EBITDA of $76.2 million, a 20.4% increase compared to $63.3 million for the third quarter of 2022, driven by increased revenue in the New Construction sales channel, which more than offset increases in general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 27.2%, an increase of approximately 310 basis points from the prior year period due to increased revenue from commercial actions taken in 2022 and product mix, partially offset by increased labor costs as the business scales for continued growth including additional investments in our cutting edge Nokē Smart Access Solutions.

•Quarter-end net leverage ratio of 1.8x – a decrease of 1.5x from the third quarter of 2022 and 0.3x from the second quarter of 2023.

“Building on the momentum from the first half of the year, the Janus team delivered another quarter of outstanding operational performance driven by particularly strong results from our New Construction sales channel ,” said Ramey Jackson, Chief Executive Officer. “Industry fundamentals continue to drive investment in self-storage capacity which resulted in substantial year-over-year revenue and adjusted EBITDA improvement, sizable expansion in adjusted EBITDA margins, strong free cash flow generation and another meaningful decline in net leverage.

Mr. Jackson continued, “Our market-leading products and solutions, commitment to operational excellence, and best-in-class service model positions us well to deliver exceptional performance for our customers across each of our end markets. Given our robust year-to-date results, the strength in our backlog, and our outlook for the balance of the year, we are pleased to once again raise our full-year 2023 revenue and adjusted EBITDA guidance.”

2023 Financial Guidance

Based on the Company’s current business outlook, Janus is raising full-year 2023 guidance as follows:

•Revenue in a range of $1.08 billion to $1.09 billion, up from the previous range of $1.07 billion to $1.09 billion. The new range represents a 6.4% increase at the midpoint as compared to 2022 levels.
•Adjusted EBITDA in a range of $280 million to $290 million, up from the previous range of $269.5 million to $289.5 million. The new range represents a 25.6% increase at the midpoint as compared to 2022 levels.

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2023 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and seven locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review third quarter results and conduct a question-and-answer session on Monday, November 6, 2023, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Third Quarter 2023 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13741867.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2023 Financial Guidance” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; and (v) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2023 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In millions)

	Three Months Ended		Nine months ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

REVENUES
Product revenues	$237.8	$233.7	$686.0	$654.5
Service revenues	42.3	28.8	116.6	85.3
Total Revenues	$280.1	$262.5	$802.6	$739.8
Product cost of revenues	129.7	144.7	380.4	418.8
Service cost of revenues	31.3	21.1	86.9	63.6
Cost of Revenues	$161.0	$165.8	$467.3	$482.4
GROSS PROFIT	119.1	96.7	335.3	257.4
OPERATING EXPENSE
Selling and marketing	17.7	14.5	49.2	42.2
General and administrative	34.9	28.4	104.3	86.3
Operating Expenses	$52.6	$42.9	$153.5	$128.5
INCOME FROM OPERATIONS	66.5	53.8	181.8	128.9
Interest expense	(14.5)	(11.0)	(45.3)	(28.6)
Loss on extinguishment and modification of debt	(3.9)	—	(3.9)	—
Other income (expense)	1.3	0.2	1.1	(0.3)
INCOME BEFORE TAXES	$49.4	$43.0	$133.7	$100.0
Provision for Income Taxes	12.4	10.6	33.7	25.0
NET INCOME	$37.0	$32.4	$100.0	$75.0
Other Comprehensive Loss	(1.7)	(3.0)	(0.4)	(6.9)
COMPREHENSIVE INCOME	35.3	29.4	99.6	68.1
Net income attributable to common stockholders	$37.0	$32.4	$100.0	$75.0
Weighted-average shares outstanding, basic and diluted (Note 12)
Basic	146,827,175	146,639,452	146,765,567	146,592,296
Diluted	146,993,865	146,717,917	146,839,308	146,671,509
Net income per share, basic and diluted (Note 12)
Basic	$0.25	$0.22	$0.68	$0.51
Diluted	$0.25	$0.22	$0.68	$0.51

Janus International Group, Inc.
Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash	$109.7	$78.4
Accounts receivable, less allowance for credit losses; $3.8 and $4.5, at September 30, 2023 and December 31, 2022, respectively	171.3	155.4
Contract assets	51.3	39.3
Inventories	54.3	67.7
Prepaid expenses	7.9	9.1
Other current assets	4.1	13.3
Total current assets	$398.6	$363.2
Right-of-use assets, net	49.7	44.3
Property, plant and equipment, net	48.6	42.1
Intangible assets, net	382.2	404.4
Goodwill	368.1	368.2
Deferred tax asset, net	46.6	46.6
Other assets	3.1	1.8
Total assets	$1,296.9	$1,270.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$56.0	$52.3
Billing in excess of costs	17.9	21.4
Current maturities of long-term debt	7.1	8.3
Accrued expenses and other current liabilities	80.2	70.6
Total current liabilities	$161.2	$152.6
Long-term debt, net	608.5	699.9
Deferred tax liability, net	1.7	1.9
Other long-term liabilities	45.4	40.9
Total liabilities	$816.8	$895.3
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 146,828,032 and 146,703,894 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	$—	$—
Treasury stock, at cost, 19,833 and zero shares as of September 30, 2023 and December 31, 2022, respectively	(0.2)	—
Additional paid-in capital	287.3	281.9
Accumulated other comprehensive loss	(5.2)	(4.8)
Retained earnings	198.2	98.2
Total stockholders’ equity	$480.1	$375.3
Total liabilities and stockholders’ equity	$1,296.9	$1,270.6

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30, 2023	October 1, 2022

Cash Flows Provided By Operating Activities
Net income	$100.0	$75.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	6.6	5.8
Noncash lease expense	4.7	4.0
Provision (reversal) for inventory obsolescence	1.4	(0.7)
Amortization of intangibles	22.3	22.3
Deferred finance fee amortization	3.1	2.8
Provision (reversal) for losses on accounts receivable	(0.7)	1.2
Share-based compensation	5.4	2.1
Loss on extinguishment of debt	1.6	—
Loss on sale of equipment	0.1	—
Loss on abandonment of lease	—	0.6
Loss (gain) on equity method investment	0.1	(0.1)
Changes in operating assets and liabilities
Accounts receivable	(14.9)	(45.9)
Contract assets	(12.1)	(7.7)
Prepaid expenses and other current assets	9.8	(0.5)
Inventory	12.0	(11.8)
Other assets	0.1	—
Accounts payable	3.6	0.8
Billings in excess of costs	(3.6)	4.0
Accrued expenses and other current liabilities	11.0	13.6
Other long-term liabilities	(4.0)	(2.8)
Net Cash Provided By Operating Activities	$146.5	$62.7
Cash Flows Used In Investing Activities
Proceeds from sale of equipment	$0.1	$0.1
Purchases of property and equipment	(13.5)	(7.9)
Cash paid for acquisitions, net of cash acquired	(1.0)	—
Net Cash Used In Investing Activities	$(14.4)	$(7.8)
Cash Flows Used In Financing Activities
Payments on line of credit	$—	$(6.4)
Proceeds from long-term debt	337.6	—
Principal payments on long-term debt	(426.9)	(6.1)
Principal payments under finance lease obligations	(0.5)	(0.1)
Payments for deferred financing fees	(11.2)	—
Cash Used In Financing Activities	$(101.0)	$(12.6)
Effect of exchange rate changes on cash	$0.2	$(0.1)
Net Increase in Cash	$31.3	$42.2
Cash, Beginning of Period	$78.4	$13.2
Cash, End of Period	$109.7	$55.4
Supplemental Cash Flows Information
Interest paid	$38.9	$28.4
Income taxes paid	$22.5	$21.7
Cash paid for operating leases included in operating activities	$6.2	$5.8
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	$4.5	$48.0
Right-of-use assets obtained in exchange for finance lease obligations	$2.4	$1.4
RSU Shares withheld related to employee taxes	$0.2	$—

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In millions)

	Three Months Ended		Variance
	September 30, 2023	October 1, 2022
			$	%
Net Income	$37.0	$32.4	$4.6	14.2%
Interest Expense	$14.5	$11.0	$3.5	31.8%
Income Taxes	$12.4	$10.6	$1.8	17.0%
Depreciation	$2.2	$2.0	$0.2	10.0%
Amortization	$7.4	$7.4	$—	—%
EBITDA	$73.5	$63.4	$10.1	15.9%
Restructuring charges(1)	$0.2	$—	$0.2	100.0%
Acquisition (Income) Expense(2)	$(1.4)	$(0.1)	$(1.3)	1300.0%
Loss on extinguishment of debt (3)	$3.9	$—	$3.9	—%
Adjusted EBITDA	$76.2	$63.3	$12.9	20.4%

	Nine Months Ended		Variance
	September 30, 2023	October 1, 2022
			$	%
Net Income	$100.0	$75.0	$25.0	33.3%
Interest Expense	$45.3	$28.6	$16.7	58.4%
Income Taxes	$33.7	$25.0	$8.7	34.8%
Depreciation	$6.6	$5.8	$0.8	13.8%
Amortization	$22.3	$22.3	$—	—%
EBITDA	$207.9	$156.7	$51.2	32.7%
Restructuring charges(1)	$1.1	$1.1	$(0.2)	(16.7)%
Acquisition (Income) Expense(2)	$(1.4)	$0.7	$(2.1)	(300.0)%
Loss on extinguishment of debt (3)	$3.9	$—	$3.9	—%
COVID-19 related expenses(4)	$—	$0.1	$(0.1)	(100.0)%
Adjusted EBITDA	$211.4	$158.7	$52.7	33.2%

(1)Adjustments consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(2)Income or expenses related to the transition services agreement and legal settlement for an acquisition.
(3)Adjustment for loss on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in August 2023.
(4)Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income
(In thousands)

	Three Months Ended
	September 30, 2023	October 1, 2022
Net Income (Loss)	$37.0	$32.4
Net Income Adjustments(1)	$2.7	$(0.1)
Tax Effect on Net Income Adjustments(2)	$(0.7)	$—
Non-GAAP Adjusted Net Income	$39.0	$32.3

	Nine Months Ended
	September 30, 2023	October 1, 2022
Net Income (Loss)	$100.0	$75.0
Net Income Adjustments(1)	$3.6	$1.9
Tax Effect on Net Income Adjustments(2)	$(0.9)	$(0.5)
Non-GAAP Adjusted Net Income	$102.7	$76.4

(1)Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments in the Reconciliation of Net Income to Adjusted EBITDA table above
(2)Tax effected for the net income adjustments. Used effective tax rates 25.1% and 24.6% for the three months ended September 30, 2023 and October 1, 2022 and 25.2% for the six months ended September 30, 2023 and October 1, 2022

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In millions)

	Three Months Ended
	September 30, 2023	October 1, 2022
Numerator:
GAAP Net Income	$37.0	$32.4
Non-GAAP Adjusted Net Income	$39.0	$32.3
Denominator:
Weighted average number of shares:
Basic	146,827,175	146,639,452
Adjustment for Dilutive Securities	166,690	78,465
Diluted	146,993,865	146,717,917

GAAP Basic EPS	$0.25	$0.22
GAAP Diluted EPS	$0.25	$0.22
Non-GAAP Adjusted Basic EPS	$0.27	$0.22
Non-GAAP Adjusted Diluted EPS	$0.27	$0.22

	Nine Months Ended
	September 30, 2023	October 1, 2022
Numerator:
GAAP Net Income	$100.0	$75.0
Non-GAAP Adjusted Net Income	$102.7	$76.4
Denominator:
Weighted average number of shares:
Basic	146,765,567	146,592,296
Adjustment for Dilutive Securities	73,741	79,213
Diluted	146,839,308	146,671,509

GAAP Basic EPS	$0.68	$0.51
GAAP Diluted EPS	$0.68	$0.51
Non-GAAP Adjusted Basic EPS	$0.70	$0.52
Non-GAAP Adjusted Diluted EPS	$0.70	$0.52
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In millions)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash flow from operating activities	$146.5	$62.7
Less capital expenditure	$(13.5)	$(7.9)
Free cash flow	$133.0	$54.8

Non-GAAP Adjusted Net Income	$102.7	$76.4

Free cash flow conversion of Non-GAAP Adjusted Net Income	130%	72%

	Trailing Twelve-Months Ended
	September 30, 2023	October 1, 2022
Cash flow from operating activities	$172.4	$77.7
Less capital expenditure	$(14.4)	$(11.8)
Free cash flow	$158.0	$65.9

Non-GAAP Adjusted Net Income	$135.4	$95.8

Free cash flow conversion of Non-GAAP Adjusted Net Income	117%	69%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contacts, Janus

John Rohlwing
Vice President, Investor Relations, FP&A & M&A, Janus International
770-562-6399
IR@janusintl.com

Media Contacts, Janus

Suzanne Reitz
Vice President of Marketing, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc